CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio (three of the series comprising Scudder Cash Equivalent
Fund) in the Scudder Cash Equivalent Fund Prospectus and "Auditors" and "Financial Statements" in the Scudder Cash Equivalent Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 2-63522) of our report dated September 12, 2001 on the financial statements and financial highlights of Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio included in the Scudder Cash Equivalent Fund Annual Report dated July 31, 2001.

                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP



Boston, Massachusetts
November 27, 2001